Mitek Reports Fiscal 2024 Second Quarter Financial Results and Reiterates 2024 Fiscal Full Year Guidance

Company Announces $50 Million Share Repurchase Plan

SAN DIEGO, CA, May 13, 2024 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity and fraud prevention, today reported financial results for its second quarter ended March 31, 2024, and reiterated its previously provided guidance for its 2024 fiscal year ending September 30, 2024.

Fiscal 2024 Second Quarter Financial Results

•Total revenue was $47.0 million, compared to $46.1 million a year ago.
•GAAP operating income was $0.7 million, an operating margin of 1%, compared to GAAP operating income of $8.7 million, an operating margin of 19% a year ago.
•GAAP net income was $0.3 million, or $0.01 per diluted share, compared to GAAP net income of $5.2 million, or $0.11 per diluted share a year ago.
•Non-GAAP net income was $11.5 million, or $0.24 per diluted share, compared to $13.7 million, or $0.30 per diluted share last year.
•Non-GAAP operating income was $12.8 million and non-GAAP operating margin was 27%, compared to non-GAAP operating income of $17.6 million and a non-GAAP operating margin of 38% last year.
•Cash flow from operations was $7.1 million, compared to $6.3 million last year.
•Total cash and investments was $130.3 million at March 31, 2024, an increase of $6.4 million from $123.9 million at December 31, 2023.

Mitek Chairman of the Board Scott Carter’s Comments

"Today, we are reiterating our fiscal 2024 guidance. Our recent product innovations, including Check Fraud Defender, MiVIP, MiPass, and ID R&D biometrics, are gaining market acceptance, positioning us well for continued growth. We're harnessing advanced AI and machine learning to enhance trust and convenience in digital interactions. All of this gives us confidence in our ability to profitably grow revenue. As such, we announced today in a separate press release that our Board of Directors has authorized a two year share repurchase program for up to $50 million of our common stock. Using our strong balance sheet to reduce the number of outstanding common shares, we believe we can increase shareholder value while maintaining sufficient cash resources to fund our operations, invest in our new growth products and service our existing debt obligations."

Fiscal 2024 Full Year Guidance

Mitek is reiterating its previously provided guidance for its fiscal year ending September 30, 2024, as follows:

•Mitek expects full-year revenue to be between $180.0 million and $185.0 million, a 6% growth rate at the midpoint of the range. In fiscal 2023, Mitek signed a large multi-year mobile deposit reorder with one customer that locked in favorable pricing over a four-year period. Due to the unique terms of this contract, Mitek recognized additional license revenue relating to future years of approximately $7.0 million in fiscal 2023. If the Company backs out the future year revenue of $7 million from its fiscal 2023 revenue and attributes the $2.7 million that would have been attributable to fiscal 2024 to the midpoint of the fiscal 2024 revenue guidance, it would represent growth of approximately 12.0% at the midpoint.
•Mitek expects its non-GAAP operating margin for fiscal 2024 to be between 30.0% and 31.0%.

CEO Transition

Today in a separate press release the Company announced that it will terminate the employment of the Company’s CEO, Max Carnecchia, on May 31, 2024 and that Board has appointed Scott Carter as Interim CEO, beginning June 1, 2024. The Board is conducting a comprehensive search for a permanent CEO with the support of a leading global executive search firm. At the request of the Board, Max will remain on the Board of Directors and will be available to assist with the CEO transition process.
Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results for its fiscal 2024 second quarter ended March 31, 2024. To access the live call, dial 844-481-3005 (US and Canada) or +1 412-317-1889 (International) and ask to join the Mitek call. A live and archived conference call webcast will also be accessible on the Investor Relations section of the Company’s website at www.miteksystems.com. A phone replay will be available approximately two hours after the end of the call and will remain available for one week. The phone call replay can be accessed by dialing 877-344-7529 (US or Canada) or 1-412-317-0088 (International) and entering the passcode 1835642.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital access, founded to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. Trusted by 99% of U.S. banks for mobile check deposits and
7,900 of the world’s largest organizations, Mitek helps companies reduce risk and meet regulatory requirements. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s fiscal 2024 guidance, its expectation regarding continued growth, including profitable revenue growth, its ability to harness advanced AI and machine learning to enhance trust and convenience in digital interactions, the share repurchase program, including that it will use its strong balance sheet to reduce the number of its outstanding common shares, and its belief that it can increase shareholder value while maintaining sufficient cash resources to fund its operations, invest in its new growth products and service its existing debt obligations, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu Ltd., the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as filed with the SEC on March 19, 2024 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for non-GAAP net income and non-GAAP net income per share that exclude acquisition-related costs and expenses, litigation and other legal costs, executive transition costs, stock compensation expense, non-recurring audit fees, enterprise risk, portfolio positioning and other related costs, restructuring costs and amortization of debt discount and issuance costs. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP operating margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable due to the volatility of the Company’s share price. Additionally, a significant portion of the Company’s operations are in foreign countries and the transactional currencies are primarily Euros and British pound sterling and the Company is not able to predict fluctuations in those currencies without unreasonable efforts.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	March 31, 2024	September 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$80,939	$58,913
Short-term investments	42,987	74,700
Accounts receivable, net	52,061	32,132
Contract assets, current portion	15,140	18,355
Prepaid expenses	7,783	3,513
Other current assets	2,705	2,396
Total current assets	201,615	190,009
Long-term investments	6,337	1,304
Property and equipment, net	2,708	2,829
Right-of-use assets	3,313	4,140
Goodwill and intangible assets	185,240	188,222
Deferred income tax assets	13,521	11,645
Contract assets, non-current portion	2,692	5,579
Other non-current assets	1,604	1,647
Total assets	$417,030	$405,375
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,056	$7,589
Accrued payroll and related taxes	9,592	10,554
Accrued interest payable	210	305
Income tax payables	190	4,329
Deferred revenue, current portion	25,728	17,360
Lease liabilities, current portion	1,168	1,902
Acquisition-related contingent consideration	—	7,976
Other current liabilities	1,318	1,482
Total current liabilities	47,262	51,497
Convertible senior notes	139,492	135,516
Deferred revenue, non-current portion	1,020	957
Lease liabilities, non-current portion	2,590	2,867
Deferred income tax liabilities	6,690	6,476
Other non-current liabilities	3,830	2,874
Total liabilities	200,884	200,187
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 46,790,611 and 45,591,199 issued and outstanding, as of March 31, 2024 and September 30, 2023, respectively	47	46
Additional paid-in capital	240,521	228,691
Accumulated other comprehensive loss	(9,599)	(14,237)
Accumulated deficit	(14,823)	(9,312)
Total stockholders’ equity	216,146	205,188
Total liabilities and stockholders’ equity	$417,030	$405,375

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Revenue
Software and hardware	$24,889	$25,260	$40,869	$51,636
Services and other	22,079	20,863	43,016	40,190
Total revenue	46,968	46,123	83,885	91,826
Operating costs and expenses
Cost of revenue—software and hardware (exclusive of depreciation & amortization)	29	219	69	388
Cost of revenue—services and other (exclusive of depreciation & amortization)	6,186	5,679	11,680	10,579
Selling and marketing	11,021	9,623	20,877	19,138
Research and development	9,713	7,373	18,587	15,043
General and administrative	14,943	10,059	30,481	18,538
Amortization and acquisition-related costs	3,848	4,274	7,831	9,095
Restructuring costs	530	210	578	1,986
Total operating costs and expenses	46,270	37,437	90,103	74,767
Operating income (loss)	698	8,686	(6,218)	17,059
Interest expense	2,303	2,163	4,566	4,300
Other income, net	1,190	454	2,832	794
Income (loss) before income taxes	(415)	6,977	(7,952)	13,553
Income tax benefit (provision)	697	(1,808)	2,441	(3,654)
Net income (loss)	$282	$5,169	$(5,511)	$9,899
Net income (loss) per share—basic	$0.01	$0.11	$(0.12)	$0.22
Net income (loss) per share—diluted	$0.01	$0.11	$(0.12)	$0.22
Shares used in calculating net income (loss) per share—basic	46,896	45,377	46,593	45,317
Shares used in calculating net income (loss) per share—diluted	48,041	45,780	46,593	45,932

MITEK SYSTEMS, INC.
DISAGGREGATION OF REVENUE
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Major product category
Deposits software and hardware	$22,494	$22,226	$36,542	$46,679
Deposits services and other	7,010	6,534	14,038	12,362
Deposits revenue	29,504	28,760	50,580	59,041
Identity verification software and hardware	2,395	3,034	4,327	4,957
Identity verification services and other	15,069	14,329	28,978	27,828
Identity verification revenue	17,464	17,363	33,305	32,785
Total revenue	$46,968	$46,123	$83,885	$91,826

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net income (loss)	$282	$5,169	$(5,511)	$9,899
Non-GAAP adjustments:
Acquisition-related costs and expenses(1)	3,848	4,274	7,831	9,095
Litigation and other legal costs(2)	918	473	3,087	725
Executive transition costs	559	581	768	581
Stock compensation expense	3,888	2,704	7,318	5,146
Non-recurring audit fees	2,373	633	4,011	1,373
Enterprise risk, portfolio positioning and other related costs(3)	—	—	996	—
Restructuring costs	530	210	578	1,986
Amortization of debt discount and issuance costs	2,006	1,857	3,975	3,700
Income tax effect of pre-tax adjustments	(4,427)	(2,706)	(7,394)	(5,698)
Cash tax difference(4)	1,559	505	2,200	1,167
Non-GAAP net income	$11,536	$13,700	$17,859	$27,974
Non-GAAP income per share—basic	$0.25	$0.30	$0.38	$0.62
Non-GAAP income per share—diluted	$0.24	$0.30	$0.38	$0.61
Shares used in calculating non-GAAP net income per share—basic	46,896	45,377	46,593	45,317
Shares used in calculating non-GAAP net income per share—diluted	48,041	45,780	46,593	45,932

(1)Amortization of intangible assets recognized primarily from the ID R&D and HooYu acquisitions and the change in fair value of acquisition-related contingent consideration.
(2)During the three and six month periods ended December 31, 2023 and March 31, 2024, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(3)During the six months ended March 31, 2024, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.
(4)The Company’s non-GAAP net income is calculated using a cash tax rate of 13% in fiscal 2024 and 23% in fiscal 2023. The estimated cash tax rate is the estimated annual tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, and the utilization of research and development tax credits which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for fiscal 2024 and 2023 was 31% and 27%, respectively.

MITEK SYSTEMS, INC.
NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
GAAP operating income	$698	$8,686	$(6,218)	$17,059
Non-GAAP adjustments:
Acquisition-related costs and expenses	3,848	4,274	7,831	9,095
Litigation and other legal costs	918	473	3,087	725
Executive transition costs	559	581	768	581
Stock compensation expense	3,888	2,704	7,318	5,146
Non-recurring audit fees	2,373	633	4,011	1,373
Enterprise risk, portfolio positioning and other related costs	—	—	996	—
Restructuring costs	530	210	578	1,986
Non-GAAP operating income	$12,814	$17,561	$18,371	$35,965

Total Revenue	$46,968	$46,123	$83,885	$91,826
Non-GAAP operating margin	27%	38%	22%	39%